                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by Registrant [X]
     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       CABOT MICROELECTRONICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

[CABOT MICROELECTRONICS LOGO]

                       CABOT MICROELECTRONICS CORPORATION
                            870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held March 13, 2001

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 13, 2001 at 1:00 p.m. local time at The University of Chicago Graduate School of Business, Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611 for the following purposes:

     1. To elect two directors, each for a term of three years;

     2. To approve our company's amended and restated 2000 Equity Incentive Plan; and

     3. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2000 Annual Report. Only stockholders of record at the close of business on January 22, 2001 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.
                                          By order of the Board of Directors,
                                          /s/ Kennett F. Burnes
                                          Chairman of the Board
Aurora, Illinois
February 2, 2001

                               TABLE OF CONTENTS

About the Meeting...........................................      1
     What is the purpose of the annual meeting?.............      1
     What are the company's voting recommendations?.........      1
     Who is entitled to vote?...............................      1
     What constitutes a quorum?.............................      1
     How do I vote?.........................................      1
     Can I vote by telephone or through the Internet?.......      2
     Can I change my vote after I return my proxy card or
      after I vote electronically or
       by telephone?........................................      2
     How do I vote my Cabot Corporation 401(k) savings plan
      shares?...............................................      2
     What vote is required to approve each matter that comes
      before the meeting?...................................      2
     What happens if additional proposals are presented at
      the meeting?..........................................      2
     Who will bear the costs of soliciting votes for the
      meeting?..............................................      3
Stock Ownership.............................................      3
     Background.............................................      3
     Certain Beneficial Owners..............................      3
     Equity Ownership of Management.........................      3
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................      4
Election of Directors.......................................      5
Board Structure and Compensation............................      6
     Board of Directors and Board Committees................      6
     Compensation of Directors..............................      7
     Compensation Committee Interlocks and Insider
      Participation.........................................      7
Fees of Independent Auditors and Audit Committee Report.....      8
     Fees Billed by Independent Auditors....................      8
     Report of the Audit Committee..........................      8
Executive Compensation......................................     10
     Summary of Cash and Certain Other Compensation.........     10
     Option Grants..........................................     11
     Option Exercises and Fiscal Year-End Values............     12
     Pension Plan Benefits..................................     13
     Standard Employee Benefits.............................     13
     Change in Control and Termination of Employment
      Agreements............................................     13
Report of the Compensation Committee on Executive
  Compensation..............................................     14
Certain Relationships and Related Transactions..............     17
Performance Graph...........................................     22
Approval of Amended and Restated 2000 Equity Incentive
  Plan......................................................     23
Auditors....................................................     27
2002 Annual Meeting of Stockholders.........................     27
Voting Through the Internet or by Telephone.................     27

                       CABOT MICROELECTRONICS CORPORATION
                            870 North Commons Drive
                             Aurora, Illinois 60504
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

     The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 13, 2001 at 1:00 p.m. local time at The University of Chicago Graduate School of Business, Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about February 2, 2001.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two directors and the approval of our amended and restated 2000 Equity Incentive Plan. In addition, our management will report on our company's performance during the fiscal year ended September 30, 2000 and respond to questions from stockholders.

What are the company's voting recommendations?

     Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "ELECTION OF DIRECTORS" and "FOR" the approval of our amended and restated 2000 Equity Incentive Plan.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, January 22, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had approximately 23,805,632 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy by signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the card as proxy holders will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted "FOR":

- The election of the two nominees for director named below under "ELECTION OF DIRECTORS," and

- the approval of our amended and restated 2000 Equity Incentive Plan.

Can I vote by telephone or through the Internet?

     If you are a record holder of our common stock (that is, if you hold your stock in your own name in the company's stock records maintained by our transfer agent, Boston Equiserve), you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I change my vote after I return my proxy card or after I vote electronically or by telephone?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted at the annual meeting by delivering to the Secretary of our company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

How do I vote my Cabot Corporation 401(k) savings plan shares?

     If you were previously or are employed by Cabot Corporation (formerly our sole stockholder) and you hold shares of our common stock through your participation in the Cabot Corporation Retirement Income Savings Plan, a tax-qualified 401(k) savings plan, you will receive one proxy for all accounts registered in the same name. If all of your accounts are not registered in the same name, you will receive a separate proxy for each account that is registered in a different name. You may use your proxy card to vote the shares allocated to your savings plan account by giving instructions to the trustee of the savings plan on your proxy card. The plan trustee will, in accordance with your instructions, vote the shares allocated to your savings plan account as of the record date. If you do not give instructions to vote your savings plan shares, the plan trustee will vote the shares credited to your account in the same proportion as those plan shares for which valid voting instructions have been received from the other participants in the savings plan. You may revoke previously delivered voting instructions by filing with our stock transfer agent either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date. Our stock transfer agent is Boston Equiserve, and its mailing address for this purpose is P.O. Box 9379, Boston, Massachusetts, 02205-9954 Attention: Proxy Services.

What vote is required to approve each matter that comes before the meeting?

     Director nominees must receive the affirmative vote of a plurality of the shares represented at the meeting, meaning that the two nominees for director with the most votes will be elected. The approval of our amended and restated 2000 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

     In addition to the mailing of these proxy materials, the company has hired the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of not more than $10,000. Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                                STOCK OWNERSHIP

BACKGROUND

     Before our incorporation in October 1999, we had been the Microelectronics Materials Division of Cabot Corporation, a global chemical manufacturing company (referred to in this proxy statement as "Cabot Corporation"). Until our initial public offering in April 2000 (referred to as our "IPO"), we were a wholly-owned subsidiary of Cabot Corporation. After our IPO, Cabot Corporation owned approximately 80.5% of our outstanding common stock. On September 29, 2000, Cabot Corporation effected the spin-off of our company by distributing
0.280473721 shares of our common stock as a dividend on each outstanding share of Cabot Corporation common stock outstanding on September 13, 2000, or an aggregate of 18,989,744 shares of our common stock. For more information regarding our relationship with Cabot Corporation after the spin-off, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," below.

CERTAIN BENEFICIAL OWNERS

     Based solely on the fact that, to the best of our knowledge, no person has filed a report with the Securities and Exchange Commission disclosing its beneficial ownership of more than 5% of our common stock, we do not know of any person who, as of January 22, 2001, was the beneficial owner of such percentage of our common stock.

EQUITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding beneficial ownership of our outstanding common stock as of January 22, 2001, by (a) each of our directors, (b) each of the executive officers named in the Summary Compensation Table included in this proxy statement and (c) all of our directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power for all shares shown.

     For purposes of this table, a person is deemed to be the "beneficial owner" of securities that can be acquired within 60 days from January 22, 2001 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 22, 2001 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 23,805,632 shares of our common stock outstanding as of January 22, 2001.

                                                                                         APPROXIMATE
                                                                 NUMBER OF SHARES     PERCENT OF CLASS
                            NAME                                BENEFICIALLY OWNED    (IF MORE THAN 1%)
                            ----                                ------------------    -----------------
Kennett F. Burnes...........................................      184,892(1)                   *
Matthew Neville.............................................       53,130(1)                   *
Samuel W. Bodman, III.......................................      491,487(1)                 2.1%
Juan Enriquez-Cabot.........................................       20,241(1)(2)                *
John P. Frazee, Jr..........................................        5,750(1)                   *
William P. Noglows..........................................       86,725(1)                   *
Ronald L. Skates............................................        5,310(1)                   *
Steven V. Wilkinson.........................................        6,250(1)                   *
William C. McCarthy (3).....................................       13,425(1)                   *
Daniel J. Pike..............................................       21,500(1)                   *
J. Michael Jenkins..........................................        2,353                      *
Bruce M. Zwicker (4)........................................       19,496(1)                   *
All directors and executive
  officers as a group (17 persons)..........................      968,125(5)                 4.0%

---------------
* Less than 1%.

(1) Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 22, 2001, as follows:

                                                                   SHARES
                                                                  ISSUABLE
                            NAME                                UPON EXERCISE
                            ----                                -------------
Mr. Burnes..................................................       43,750
Mr. Neville.................................................       30,000
Mr. Bodman..................................................       43,750
Mr. Enriquez-Cabot..........................................        3,750
Mr. Frazee..................................................        3,750
Mr. Noglows.................................................       43,750
Mr. Skates..................................................        3,750
Mr. Wilkinson...............................................        3,750
Mr. McCarthy................................................       12,000
Mr. Pike....................................................       15,000
Mr. Zwicker.................................................       12,000

(2) Includes 2,444 shares of our common stock directly owned by Mr. Enriquez-Cabot's spouse and 588 shares beneficially owned by his children.

(3) Mr. McCarthy retired from his position as our Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, effective as of January 31, 2001.

(4) Mr. Zwicker resigned from his position as our Vice President of Sales and Marketing, effective as of November 21, 2000, but remains employed by our company as Senior Business Development Specialist.

(5) Includes 252,082 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 22, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements.

                             ELECTION OF DIRECTORS

     Our board of directors is currently comprised of eight directors. The board of directors is divided into three classes: Class I, whose terms will expire at the upcoming annual meeting, Class II, whose terms will expire at the annual meeting of stockholders to be held in 2002, and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2003. Messrs. Enriquez-Cabot and Noglows are in Class I, Messrs. Burnes, Skates and Wilkinson are in Class II, and Messrs. Bodman, Frazee, and Neville are in Class III. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

     Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

     The board of directors has nominated and urges you to vote "FOR" the election of the two nominees named below for terms of office ending in 2004. Proxies will be so voted unless stockholders specify otherwise in their proxies.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominee and may be voted for any substitute nominee. Our board of directors has no reason to believe that either nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

Nominees for election at this meeting for terms expiring in 2004:

     Juan Enriquez-Cabot, 41, was elected a director of our company in April 2000. Since August 1997 Mr. Enriquez-Cabot has been a researcher at Harvard University's David Rockefeller Center. From August 1996 to August 1997 he was a senior researcher at the Harvard Business School. From June 1996 to August 1997 he was a fellow at Harvard University's Center for International Affairs. From June 1994 through June 1996 he was a director of Democracy and Development, a research institution in Mexico City, Mexico. He received both his bachelor and MBA degrees from Harvard University.

     William P. Noglows, 42, was elected a director of our company in January 2000. He has served as an Executive Vice President of Cabot Corporation since March 1998 and serves as Director of Global Manufacturing and General Manager of Cabot Corporation's Carbon Black Division. From 1984 to 1998, he held various positions at Cabot Corporation, including General Manager of Cabot Corporation's Cab-O-Sil Division and Managing Director of Cabot Australasia. Mr. Noglows received his BS from the Georgia Institute of Technology.

Directors whose terms continue until 2002:

     Kennett F. Burnes, 57, was elected Chairman of the Board of our company in December 1999. He has served as Cabot Corporation's Chief Operating Officer since 1996, Cabot Corporation's President since 1995 and a director of Cabot Corporation since 1992. Before joining Cabot Corporation in 1987, Mr. Burnes was a partner at Choate, Hall & Stewart, a Boston-based law firm, where he practiced corporate and business law for nearly 20 years. He received both his bachelor and law degrees from Harvard University.

     Ronald L. Skates, 59, was elected a director of our company in April 2000. He has been a private investor since October 1999. From 1989 to October 1999, Mr. Skates served as President and Chief Executive Officer and as a director of Data General Corporation, a computer systems company. He received both his bachelor and MBA degrees from Harvard University. Mr. Skates is a director of Cabot Industrial Trust, a public real estate investment trust.

     Steven V. Wilkinson, 59, was elected a director of our company in April 2000. He has been retired since September 1998. Prior to retirement, he worked for Arthur Andersen LLP, where he became a partner in April 1974. Mr. Wilkinson received his BA in economics from DePauw University and his MBA from the University of Chicago.

Directors whose terms continue until 2003:

     Samuel W. Bodman, 62, was elected a director of our company in December 1999. He has served as Cabot Corporation's Chairman and Chief Executive Officer since 1988. Before joining Cabot Corporation, Mr. Bodman was President, Chief Operating Officer and a director of FMR Corp., the holding company overseeing all activities of Fidelity Investments. Mr. Bodman received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. In addition to serving on Cabot Corporation's board, Mr. Bodman serves on the boards of John Hancock Mutual Life Insurance Company, Security Capital Group Incorporated, Thermo Electron Corporation and Westvaco Corporation.

     John P. Frazee, Jr., 56, was elected a director of our company in April 2000. Since December 1999 he has served as Chairman and Chief Executive Officer of Vast Solutions, Inc., a provider of wireless data products and services. From June 1999 to November 2000 he served as Chairman and Chief Executive Officer of Paging Network, Inc. From August 1997 to June 1999 he served as Chairman, President and Chief Executive Officer of Paging Network. From September 1993 until August 1997 Mr. Frazee managed investments as a private investor. From March 1993 until September 1993 he was President and Chief Operating Officer of Sprint Corporation. In addition to serving on our board and on the board of Vast Solutions, Mr. Frazee also serves on the boards of Dean Foods Company, Homestead Village, Inc. and Security Capital Group Incorporated. Mr. Frazee received his bachelor degree in political science from Randolph-Macon College.

     Matthew Neville, 46, has served as our President and Chief Executive Officer since December 1999. He was elected a director of our company in December 1999 and has served as General Manager of our company since 1996. Mr. Neville served as a Vice President of Cabot Corporation from 1997 until April 2000, and from 1983 to 1996, Mr. Neville held various positions at Cabot Corporation, including Director of Research and Development for Cabot Corporation's Cab-O-Sil Division. Mr. Neville received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee and a compensation committee to assist the board in the discharge of its responsibilities. The board has no nominating committee; rather, the board of directors as a whole performs the functions which would otherwise be delegated to such a committee. During fiscal 2000, the board of directors held four meetings (two of which were held after our IPO) and took action by written consent six times. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he served during fiscal 2000.

     The functions of the audit committee include recommending the annual appointment of our auditors and reviewing with our auditors the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The members of the audit committee are Messrs. Enriquez-Cabot, Frazee, and Wilkinson (Chairman), each of whom is an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Prior to our IPO, the duties of the audit committee were fulfilled by Cabot Corporation. The audit committee did not meet during fiscal 2000, but has met twice since fiscal year end with respect to the audit of our fiscal 2000 financial statements and related matters. In fulfillment of the audit committee's responsibilities, Mr. Wilkinson, the committee chairman, reviewed our Quarterly Reports on Form 10-Q before we filed them in fiscal 2000.

     The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, directors and consultants, administering our employee benefit plans, authorizing and ratifying stock option grants and other incentive arrangements and authorizing employment and related agreements. The members of the compensation committee are Messrs. Burnes (Chairman), Frazee, Skates and Wilkinson. The compensation committee met three times during fiscal 2000, all of which meetings took place after our IPO. Prior to our IPO, the duties of the compensation committee were fulfilled by Cabot Corporation.

COMPENSATION OF DIRECTORS

     Directors who are also our employees receive no additional compensation for their services as directors. Each of our directors who is not an employee of ours currently receives the following:

- upon his original appointment or election as a director, options to purchase 15,000 shares of our common stock which vest over a three year period;

- on an annual basis, options to purchase 5,000 shares of our common stock which vest over a four year period;

- a $10,000 annual fee;

- a $1,000 fee for attendance at each meeting of our board of directors or a committee of the board; and

- reimbursement of travel and other out-of-pocket costs incurred in attending meetings.

     Messrs. Bodman, Burnes and Noglows did not become eligible for the $10,000 annual fee, the $1,000 attendance fee or the expense reimbursement until October 2000 (after the spin-off of our company from Cabot Corporation).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee are Kennett F. Burnes, John P. Frazee, Jr., Ronald L. Skates and Steven V. Wilkinson. Mr. Burnes has served as Chairman of the Board of our company since December 1999. He has also served as Cabot Corporation's Chief Operating Officer since 1996, Cabot Corporation's President since 1995, and as a director of Cabot Corporation since 1992.

     Samuel W. Bodman, a director of our company since December 1999, has served as Cabot Corporation's Chairman of the Board and Chief Executive Officer since 1988. William P. Noglows, a director of our company since January 2000, has served as an Executive Vice President of Cabot Corporation since March 1998 and held various other positions with Cabot Corporation from 1984 to 1998. Matthew Neville, a director of our company and our President and Chief Executive Officer since December 1999, served as a Vice President of Cabot Corporation from 1997 through April 2000. For a description of certain payments made by our company to Cabot Corporation or by Cabot Corporation to our company and certain relationships between our company and Cabot Corporation during fiscal 2000, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," below.

            FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

FEES BILLED BY INDEPENDENT AUDITORS

     AUDIT FEES. The aggregate fees billed by our independent auditors for professional services rendered to us in connection with the audit of the company's financial statements for the fiscal year ended September 30, 2000 and the reviews conducted by the independent auditors of the financial statements included in the Quarterly Reports on Form 10-Q that we were required to file during fiscal 2000 were approximately $237,800.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Our independent auditors did not render information technology services to us during fiscal 2000.

     ALL OTHER FEES. The aggregate fees billed by our independent auditors for professional services rendered to us during fiscal 2000, other than the audit services referred to above, were approximately $907,000, and primarily include services rendered to us in connection with our IPO and spin-off.

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

REPORT OF THE AUDIT COMMITTEE

     The audit committee of the board of directors is responsible for providing independent, objective oversight of the company's accounting and system of internal controls, the quality and integrity of the company's financial reports and the independence and performance of the company's independent auditors. The audit committee is comprised of independent directors and operates under a written charter, a copy of which is attached to this proxy statement as Appendix A.

     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee has reviewed and discussed the audited financial statements for fiscal 2000 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

- methods used to account for significant unusual transactions;

- the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

- the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

- disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of its independence from the company and management. In addition, in accordance with the Securities and Exchange Commission's newly promulgated auditor independence requirements, the audit committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with maintaining the independence of the auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     Respectfully submitted by the audit committee,

                              Juan Enriquez-Cabot
                              John P. Frazee, Jr.
                         Steven V. Wilkinson, Chairman

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain compensation information for the Chief Executive Officer and our four other executive officers who were the most highly compensated for the fiscal year ended September 30, 2000 (together, the "named executive officers"). All of the information in this table reflects compensation earned by the named executive officers for services rendered to us and, prior to our IPO, to Cabot Corporation. Following the completion of our IPO in April 2000, we have been solely responsible for the benefits and compensation of our named executive officers and all of our other employees.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                                      ANNUAL
                                                   COMPENSATION                              LONG-TERM
                                                                     OTHER              COMPENSATION AWARDS
                                                                    ANNUAL                            SECURITIES    ALL OTHER
            NAME AND                                                COMPEN-        RESTRICTED STOCK   UNDERLYING     COMPEN-
       PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)        SATION($)        AWARD(S)($)(1)    OPTIONS(#)   SATION($)(2)
-----------------------------------------------------------------------------------------------------------------------------------
    Matthew Neville           2000     247,500       350,000          --                --              90,000        32,169
    President and Chief       1999     190,000       100,000          --                378,000          --           28,929
    Executive Officer
---
    J. Michael Jenkins        2000     133,375       100,000          --                --              30,000        12,744
    Vice President,           1999      50,720        45,500(3)      141,022(4)         137,700          --            2,407
    Human Resources
---
    William C. McCarthy(5)    2000     177,650        81,090          61,711(4)         --              36,000        21,471
    Former Vice President     1999     106,250        53,000(3)       82,711(4)         190,350          --           10,102
    and Chief Financial
    Officer
---
    Daniel J. Pike            2000     165,000       105,000          --                --              45,000        21,522
    Vice President            1999     146,250        60,000          --                170,100          --           18,453
    of Operations
---
    Bruce M. Zwicker(6)       2000     151,298        54,600          --                --              36,000        20,342
    Former Vice President     1999     132,728        48,000          --                 94,500          --           15,642
    of Sales and Marketing
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) The following named executive officers, each of whom was previously employed by Cabot Corporation, were granted shares of Cabot Corporation restricted stock in the fiscal year ended September 30, 1999 under an equity incentive plan maintained by Cabot Corporation: Mr. Neville, 20,000 shares; Mr. Jenkins, 5,100 shares; Mr. McCarthy, 7,500 shares; Mr. Pike, 9,000 shares; and Mr. Zwicker, 5,000 shares. All of these shares became fully vested on September 29, 2000, the effective date of our spin-off from Cabot Corporation. The value of the shares of Cabot Corporation restricted stock set forth in the table was determined by subtracting the amount paid by the named executive officer to Cabot Corporation for the shares from the fair market value of the shares on the date of grant.

(2) The information in the column headed "All Other Compensation" includes (a) matching contributions to each of Cabot Corporation's tax-qualified savings plan and accruals under its non-qualified supplemental savings plan (collectively referred to as "Cabot Corporation CRISP") for fiscal 2000 (these contributions were no longer made after April 30, 2000), (b) contributions to Cabot Corporation's tax-qualified employee stock ownership plan and accruals under a supplemental employee stock ownership plan (collectively referred to as "Cabot Corporation ESOP") for fiscal 2000 (these contributions were no longer made after April 30, 2000), and (c) matching contributions to our tax-qualified savings plans and accruals under our non-qualified supplemental savings plans (collectively referred to as "Cabot

    Microelectronics 401(k)") for fiscal 2000 (these contributions commenced on May 1, 2000), in each case on behalf of the named executive officers in the following amounts:

                                                                CABOT          CABOT            CABOT
                                                             CORPORATION    CORPORATION    MICROELECTRONICS
                          NAME                                  CRISP          ESOP             401(K)
                          ----                               -----------    -----------    ----------------
Mr. Neville..............................................      $13,400        $10,894           $7,425
Mr. Jenkins..............................................        2,837          4,443            5,044
Mr. McCarthy.............................................        8,610          6,666            5,631
Mr. Pike.................................................        9,070          6,962            4,958
Mr. Zwicker..............................................        7,920          6,102            5,850

     Until our IPO, Cabot Corporation provided Mr. Neville (but none of our other named executive officers) with death benefit protection in the amount of three times his annual salary, including $50,000 of group life insurance coverage. No amount has been included in the column headed "All Other Compensation" for this benefit because Cabot Corporation did not accrue any amount for the benefit, and the benefit, other than the group life insurance, was not funded by insurance on Mr. Neville's life. The value of this benefits, based upon the taxable income it would constitute if it were funded by insurance, was $630 for Mr. Neville in fiscal 2000. For fiscal 2000, Cabot Corporation (until our IPO) and the company (from our IPO through the end of fiscal 2000) also provided each of our other named executive officers with a group life insurance benefit in an amount equal to his annual salary. The value of this benefit to such other named executive officers (Mr. Jenkins, $420; Mr. McCarthy, $563; Mr. Pike, $531; and Mr. Zwicker, $470) and the value to Mr. Neville ($450) is reflected in the column headed "All Other Compensation" for fiscal 2000.

(3) These figures include sign-on bonuses paid to Mr. McCarthy ($10,000) and Mr. Jenkins ($27,500) in fiscal 1999. Mr. McCarthy's hire date was February 2, 1999, and Mr. Jenkins' hire date was May 12, 1999.

(4) These figures reflect reimbursement of relocation expenses paid to Messrs. Jenkins and McCarthy.

(5) Mr. McCarthy retired from his position as our Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, effective as of January 31, 2001.

(6) Mr. Zwicker resigned from his position as our Vice President of Sales and Marketing, effective as of November 21, 2000, but remains employed by our company as Senior Business Development Specialist.

OPTION GRANTS

     The following table sets forth the number of shares of our common stock underlying the options granted to the named executive officers during the fiscal year ended September 30, 2000. All such options were granted under our 2000 Equity Incentive Plan at an exercise price equal to the offering price per share of our common stock in our IPO.

                       OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT OF
                                          NUMBER         TOTAL OPTIONS                                     GRANT
                                         OF SHARES        GRANTED TO        EXERCISE                        DATE
                                        UNDERLYING       EMPLOYEES IN        PRICE        EXPIRATION      PRESENT
                 NAME                 OPTIONS GRANTED     FISCAL YEAR     PER SHARE($)       DATE       VALUE ($)(1)
------------------------------------------------------------------------------------------------------------------------
    Matthew Neville                       90,000              7.6%             20          4/4/2005       739,891
---
    J. Michael Jenkins                    30,000              2.5              20          4/4/2005       246,630
---
    William C. McCarthy                   36,000              3.0              20          4/4/2005       295,956
---
    Daniel J. Pike                        45,000              3.8              20          4/4/2005       369,946
---
    Bruce M. Zwicker                      36,000              3.0              20          4/4/2005       295,956
------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) This amount was estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 35.0%; risk free rate of return: 6.0%; annualized dividend yield: 0.0%; and expected time until exercise: 5.0 years.

     One-third of the options described in the table above vested upon grant and the balance of these options will vest over a two-year period.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the exercise of stock options by our named executive officers during the fiscal year ended September 30, 2000, the number of unexercised stock options held by the named executive officers on September 30, 2000, and the value of the unexercised in-the-money stock options on that date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                  SHARES                              OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                 ACQUIRED           VALUE                YEAR END (#)               FISCAL YEAR-END ($)(1)
             NAME             ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------------
    Matthew Neville              --                --              30,000          60,000          840,000        1,680,000
---
    J. Michael Jenkins           --                --              10,000          20,000          280,000          560,000
---
    William C. McCarthy          --                --              12,000          24,000          336,000          672,000
---
    Daniel J. Pike               --                --              15,000          30,000          420,000          840,000
---
    Bruce M. Zwicker             --                --              12,000          24,000          336,000          672,000
---------------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) We determined the value of unexercised in-the-money options as of September 30, 2000 by taking the difference between the fair market value of a share of our common stock on September 30, 2000 ($48.00) and the option exercise price ($20.00 per share), multiplied by the number of shares underlying the options as of that date.

     This table does not reflect that Mr. Neville received an aggregate 5,000 shares of Cabot Corporation common stock upon exercise of Cabot Corporation stock options on March 17, 2000 (2,000 shares) and August 31, 2000 (3,000 shares).

PENSION PLAN BENEFITS

     Before our IPO, our employees, including our named executive officers, participated in Cabot Corporation's tax-qualified cash balance plan. This plan provides retirement benefits to plan participants based on their compensation and years of service, expressed as an account balance. In addition, prior to our IPO, some of our named executive officers participated in Cabot Corporation's non-qualified supplemental cash balance plan, which provides supplemental retirement benefits not available under the Cabot Corporation cash balance plan by reason of limitations set by the Internal Revenue Code and the Employee Retirement Income Security Act. We do not sponsor a tax-qualified or a supplemental cash balance plan, and, accordingly, all of our employees stopped accruing benefits under these Cabot Corporation plans after our IPO.

STANDARD EMPLOYEE BENEFITS

     We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our executive officers. These plans and arrangements include an equity incentive plan, an employee stock purchase plan, a tax-qualified savings plan and a non-qualified supplemental savings plan.

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT AGREEMENTS

     The company has entered into Change in Control Severance Protection Agreements ("change in control agreements") with each of the named executive officers except Mr. McCarthy. Under the change in control agreements, each executive whose employment with our company terminates, other than for cause, disability, death or certain other specified reasons, within two years (in the case of Messrs. Jenkins, Pike and Zwicker) or three years (in the case of Mr. Neville) after a "change in control" of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes accrued and unpaid salary and bonuses plus two times (in the case of Messrs. Jenkins, Pike and Zwicker) or three times (in the case of Mr. Neville) the executive's annual cash compensation (salary plus bonus). The severance benefit also includes health and welfare benefits for 24 months (in the case of Messrs. Jenkins, Pike and Zwicker) or 36 months (in the case of Mr. Neville) following the executive's termination date.

     Under the change in control agreements, all amounts accrued or awarded to the executives under any incentive compensation or benefit plan, including options and restricted stock granted under the 2000 Equity Incentive Plan, will immediately vest on each executive's respective termination date. If a change in control occurs on or before September 29, 2002, then each executive will also receive a lump sum cash payment equal to the product of (a) the price per share that the purchaser pays for our company in the change in control transaction minus $20, multiplied by (b) the number of shares of common stock subject to the initial stock option grant by our company to that executive on April 4, 2000 (90,000, 30,000, 45,000 and 36,000, in the case of Messrs. Neville, Jenkins, Pike and Zwicker, respectively).

     The change in control agreements provide each executive a full "gross-up payment" of all excise taxes assessed on amounts received under the change in control agreements, as well as all other taxes that may become due as a result of the gross-up payment.

     Mr. McCarthy retired from his position as our Vice President and Chief Financial Officer, Treasurer and Assistant Secretary effective as of January 31, 2001. We have agreed to pay to Mr. McCarthy, subject to the satisfaction of certain conditions, the sum of $291,290, of which $81,090 has been paid, with the remaining portion to be paid in two equal installments. We will also allow Mr. McCarthy's unvested options to purchase 24,000 shares of common stock to vest as originally contemplated in increments of 12,000 on each of April 4, 2001 and April 4, 2002, and will allow him to exercise such options until January 31, 2003. Mr. McCarthy will also receive certain personal benefits from us such as assistance with relocation and reimbursement for specified travel expenses.

     In connection with his resignation as our Vice President, Global Marketing and Sales in November 2000, Mr. Zwicker became our Senior Business Development Specialist, on an at-will basis, at his then-current salary of $156,000, plus a bonus of $54,600, and we entered into a change in control agreement with him as described above. Our agreement with Mr. Zwicker also provides that if on or before March 31, 2001 Mr. Zwicker terminates his employment with us, or if we terminate Mr. Zwicker's employment with or without cause, or if between April 1, 2001 and December 11, 2002, we terminate Mr. Zwicker's employment without cause, then we will pay him two years' base salary (approximately $312,000) in 24 equal monthly installments and allow his unvested options to purchase 24,000 shares of common stock to vest as originally contemplated in increments of 12,000 on each of April 4, 2001 and April 4, 2002. Mr. Zwicker may exercise such options over the remaining period of their five-year term. Such benefits would be in lieu of the severance benefits to which Mr. Zwicker would be entitled under his change in control agreement. Mr. Zwicker will not be eligible to receive the benefits described in this paragraph if after March 31, 2001 he resigns from our company, or if we terminate his employment for cause, or if he fails to meet certain conditions.

     In consideration of the amounts to be paid to each of Messrs. McCarthy and Zwicker pursuant to the arrangements described above, each former executive will be prohibited from engaging in certain activities such as initiating a lawsuit against the company, Cabot Corporation or their respective employees, directors or benefit plans, making any disparaging remarks about the company, Cabot Corporation or their respective employees, disclosing confidential information about the company or Cabot Corporation, and rendering services to a competitor of the company for a particular period of time after the executive's termination of employment with the company.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

     GENERAL. The company's executive compensation program is administered by the compensation committee of the board of directors. The compensation committee is responsible for determining the level of compensation paid to our President and Chief Executive Officer, approving the level of compensation paid to our other executive officers and determining awards under and administering the 2000 Equity Incentive Plan. The compensation committee is also responsible for reviewing and establishing all other executive compensation plans which the company may adopt from time to time.

     During the first half of fiscal 2000, from October 1999 to the IPO in early April 2000, the company did not have a compensation committee or other committee serving a similar function. Decisions as to the compensation paid to our President and Chief Executive Officer, our named executive officers and many of our other executive officers for services rendered to the company during fiscal 2000 were made largely by Cabot Corporation in accordance with the compensation practices established by Cabot Corporation for all of its employees. After the establishment of the compensation committee upon the completion of the IPO, all decisions pertaining to the compensation of our executive officers have been made by the compensation committee.

     COMPENSATION POLICY AND OVERALL OBJECTIVES. In determining the amount and composition of executive compensation, the committee's goal is to provide a compensation package that will enable the company to attract and retain talented executives, align compensation with business objectives and performance, and link the interests of the company's executives to the interests of the company's stockholders.

     The committee believes that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows the company to maintain a stable, successful management team. The company's market for compensation comparison purposes is comprised of a group of companies that develop or use chemical mechanical planarization products, as well as companies that have similar sales volumes, market capitalizations and employment levels. In evaluating this comparison group for compensation purposes, the committee exercises its discretion and makes its judgment after considering all relevant factors.

     The key elements of the company's executive compensation program are base salary, annual bonuses, and long-term incentives. Each of these is addressed separately below. In determining compensation, the committee considers all elements of an executive's total compensation package, including change in control arrangements, participation in savings plans and other benefits.

     BASE SALARIES. The committee will regularly review each executive officer's base salary. The committee targets the base salary of the company's executives to be in the 50th to 75th percentile of the salary ranges of similarly positioned executives in the comparison group of companies.

     Base salaries for executive officers are initially determined by evaluating the executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries will be driven primarily by performance, evaluated based on sustained levels of contribution to the company in the context of the company's performance-based management process.

     The factors impacting base salary levels are not assigned specific weights. Rather, the committee reviews all of the factors and makes base pay recommendations that reflect the committee's analysis of the aggregate impact of these factors.

     Decisions as to the base salaries paid to our President and Chief Executive Officer, our named executive officers and several of our other executive officers for services rendered to the company during fiscal 2000 were made entirely by Cabot Corporation in accordance with the compensation practices established by Cabot Corporation for all of its employees.

     ANNUAL BONUSES. All employees of the company are eligible to participate in the company's cash bonus plan, with executive employee bonuses determined by the compensation committee. The committee believes that a cash bonus plan allows the company to communicate specific goals that are of primary importance during the coming year and motivates executives to achieve these goals.

     Each year, the committee will establish specific performance goals in accordance with the performance-based management process, the achievement of which will determine the funding of the bonus pool. In turn, the size of the bonus pool will determine the amount of the relative awards to participants. Accordingly, executives' opportunities to earn bonuses correspond to the degree to which the pre-established goals are achieved.

     In general, the committee will target the bonus awards of the company's executives to be in the 50th to 75th percentile of the bonus range of similarly positioned executives in the comparison group of companies. Actual payouts can be above or below the targeted levels, depending upon performance relative to the pre-established goals.

     At the beginning of fiscal 2000, while we were still a division of Cabot Corporation, Cabot Corporation established the specific performance goals upon which annual bonus awards for services rendered in fiscal 2000 by our President and Chief Executive Officer, our named executive officers and many of our other executive officers would be based. Upon completion of the fiscal year, the compensation committee evaluated the performance of these executive officers in light of the pre-established performance goals and determined the amount of the bonus award to be paid to each such executive. The performance goals established by Cabot Corporation for these executives included the following criteria: financial goals and business metrics such as revenue, gross margin and market share, business growth through market and technology expansion, safety, improvement in technology leadership and customer intimacy, organizational effectiveness and operational excellence. The committee also recognized our President and Chief Executive Officer and our other executive officers for their leadership and execution of activities related to our transition to an independent company, including our successful IPO and spin-off from Cabot Corporation. In addition to these factors, our President and Chief Executive Officer's bonus award also reflected our achievement of financial revenue substantially above the pre-established goal for fiscal 2000 and our achievement of other business and organizational goals, which exceeded the pre-established goals for fiscal 2000.

     LONG-TERM INCENTIVES. Long-term incentives are provided to executives pursuant to the 2000 Equity Incentive Plan. The committee believes that equity-based compensation is an essential element in the company's overall compensation scheme. Equity-based compensation is emphasized in the design of the company's executive compensation program because it involves at-risk components of pay which directly link executives' interests with those of the company's stockholders. In this regard, the compensation committee and the board of directors have approved an amendment and restatement of the 2000 Equity Incentive Plan which provides for an increase in the number of shares of common stock available for issuance under the plan from 3,500,000 shares to 6,500,000 shares and recommend that our stockholders approve the amended and restated plan at the annual meeting. See "APPROVAL OF AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN," below.

     Initial or "new-hire" options and restricted stock may be granted to executive officers when they first join the company. Thereafter, options and restricted stock may be granted to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock granted to executive officers are subject to vesting restrictions that generally lapse over a two- to four-year period.

     When determining awards under the 2000 Equity Incentive Plan, the committee considers the company's financial performance in the prior year, the executives' levels of responsibility, prior experience and years of service, historical award data and compensation practices at the comparison group of companies. In determining award sizes, the committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis.

     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. As a part of such tax treatment analysis, the compensation committee recommended to the board of directors that the 2000 Equity Incentive Plan be submitted to the company's stockholders to take advantage of the deductibility (pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended) of certain executive compensation pursuant to a stockholder-approved plan. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

     Respectfully submitted by the compensation committee,

                          Kennett F. Burnes, Chairman
                              John P. Frazee, Jr.
                                Ronald L. Skates
                              Steven V. Wilkinson

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Before our IPO, Cabot Corporation was our sole stockholder. After our IPO, Cabot Corporation owned approximately 80.5% of our outstanding common stock until September 29, 2000 when it effected the spin-off of our company by distributing as a dividend to its stockholders all shares of our common stock that it owned. Our relationship with Cabot Corporation following our IPO and the spin-off are governed by the agreements and other arrangements described below. Because these agreements and arrangements were entered into at a time when we were a wholly-owned subsidiary of Cabot Corporation, they were not the result of arm's-length negotiations between the parties. These agreements and arrangements were made in the context of an affiliated relationship and negotiated in the overall context of our separation from Cabot Corporation. The prices and other terms under these agreements may be less favorable to us than what we could have obtained in arm's-length negotiations with unaffiliated third parties for similar products or services or under similar leases. In addition, because the quantities and some of the products required to be supplied under the fumed metal oxide supply agreement, and, to a lesser extent, the dispersion services agreement, are unique, it is difficult to compare those terms with those that might have been obtained from an unaffiliated third party.

Fumed Metal Oxide Supply Agreement

     We entered into a fumed metal oxide supply agreement with Cabot Corporation under which Cabot Corporation continues to be the exclusive supplier of fumed silica and fumed alumina for our existing slurry products, while also continuing to afford us the flexibility to evaluate particle technologies from any supplier for our slurry products. The agreement provides for a fixed annual increase in the price of fumed silica of approximately 2% and additional increases if Cabot Corporation's raw material costs increase. The agreement contains provisions requiring Cabot Corporation to supply us with fumed silica in specified volumes. We are obligated to purchase at least 90% of our six-month volume forecast and must pay damages to Cabot Corporation if we purchase less than that amount. In addition, we are obligated to pay all reasonable costs incurred by Cabot Corporation to provide quality control testing at levels greater than that which Cabot Corporation provides to other customers. Under the agreement, Cabot Corporation also supplies fumed alumina on terms generally similar to those described above. Cabot Corporation is not permitted to sell fumed metal oxides to third parties for use in chemical mechanical planarization ("CMP") applications. We purchased approximately $41,407,000 of fumed metal oxides from Cabot Corporation during fiscal 2000.

     The agreement has an initial term that expires in June 2005 and may be terminated after that date by either party on June 30 or December 31 in any year upon 18 months' prior written notice.

Dispersion Services Agreement

     We entered into a dispersion services agreement with Cabot Corporation under which we continue to provide fumed metal oxide dispersion services to Cabot Corporation, including the manufacturing, packaging and testing of the dispersions. Under the agreement, Cabot Corporation supplies us with the fumed metal oxide particles necessary for the manufacture of the dispersions. The pricing of the dispersion services is determined on a cost-plus basis. Our obligation to provide Cabot Corporation with dispersions is limited to certain maximum volumes, and Cabot Corporation is obligated to supply to us certain forecasts of its expected dispersion purchases. With one exception, Cabot Corporation has agreed not to engage any third party to provide dispersion services unless we are unable to supply the requested or agreed-upon services. Cabot Corporation paid us approximately $2,820,000 for dispersion services during fiscal 2000. The agreement has an initial term that expires in June 2005 and may be terminated after that date by either party on June 30 or December 31 in any year upon 18 months' prior written notice.

Facilities Lease

     In March 2000, we began subleasing from Cabot Corporation the land and building space located in Barry, Wales that we utilized in the past. The lease provides for current rent payments of approximately $15,000 per quarter and requires us to pay for insurance, taxes, utilities and other services. We paid approximately $30,000 in rent under the lease during fiscal 2000. The lease will expire after ten years, subject to earlier termination under certain circumstances.

Master Separation Agreement

     We entered into a master separation agreement with Cabot Corporation relating to the transfer of the legal ownership of substantially all of the assets and liabilities of the former Microelectronics Materials Division to our company. We have assumed all liabilities and obligations of Cabot Corporation relating to or arising out of our business operations any time on or before the date of the transfer of the former division's business operations to our company other than various excluded liabilities. Under the master separation agreement, Cabot Corporation has transferred intellectual property rights related solely to the business conducted by us, including patents, copyrights, trademarks, technology and know-how and licenses and other rights concerning third party technology and intellectual property.

     We have agreed to indemnify Cabot Corporation against any losses or actions arising out of or in connection with the liabilities assumed by our company as part of the separation, including any liabilities arising out of certain pending litigation and the conduct of our business and affairs after the date of our separation from Cabot Corporation.

Trademark License Agreement

     We entered into a trademark license agreement with Cabot Corporation that governs our use of various trademarks used in our business. Under the agreement, Cabot Corporation has granted a worldwide royalty-free license to use the trademarks in connection with the manufacture, sale or distribution of products related to our business, and we agreed to refrain from various actions that could interfere with Cabot Corporation's ownership of the trademarks. The agreement also provides that our license to use the trademarks may be terminated for various reasons, including our discontinuation of the use of the trademarks, our breach of the agreement, or a change in control of our company.

Confidential Disclosure and License Agreement

     We entered into a confidential disclosure and license agreement with Cabot Corporation relating to confidential and proprietary information, intellectual property and certain other matters. Cabot Corporation has granted us a fully paid, worldwide, non-exclusive license to us for Cabot Corporation's copyrights, patents and technology that were used by Cabot Corporation in connection with our activities prior to our separation from Cabot Corporation. We have granted to Cabot Corporation a fully paid, worldwide, non-exclusive license to copyrights, patents and technologies that are among the assets transferred to us under the master separation agreement and that would be infringed by the manufacture, treatment, processing, handling, marketing, sale or use of any products or services sold by Cabot Corporation for applications other than CMP.

     In addition, Cabot Corporation has assigned to us an undivided one-half interest in various patents, copyrights and technology that relate to dispersion technology, which are owned by Cabot Corporation and used in Cabot Corporation's dispersion business and our business.

Tax-Sharing and Tax Reporting and Cooperation Agreements

     Our company will be included in Cabot Corporation's consolidated federal income tax group through the fiscal year ended September 30, 2000 because Cabot Corporation beneficially owned at least 80% of the total voting power and value of our outstanding common stock until the spin-off was effected. We entered into a tax-sharing agreement with Cabot Corporation under which our company and Cabot Corporation will make payments between them to achieve the same effects as if our company were to file separate federal, state and local income tax returns. Under the terms of the tax-sharing agreement, Cabot Corporation is required to make any payment to us for the use of our tax attributes that arose prior to the spin-off until such time as we would otherwise be able to utilize such attributes. We made estimated tax payments of $11,448,000 in fiscal 2000. Each member of Cabot Corporation's consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Therefore, although the tax-sharing agreement allocates tax liabilities between our company and Cabot Corporation, during the period in which we have been included in Cabot Corporation's consolidated group, we could be liable in the event that any federal tax liability is incurred, but not paid, by any other member of Cabot Corporation's consolidated group. Under the tax-sharing agreement, we have agreed to indemnify Cabot Corporation in the event that the spin-off is not tax free to Cabot Corporation as a result of various actions taken by or with respect to the company or our failure to take various actions.

     We also entered into a tax reporting and cooperation agreement with Cabot Corporation that clarifies certain additional tax matters not specifically addressed by the private letter ruling issued by the Internal Revenue Service in connection with the spin-off and the tax-sharing agreement. Under this agreement, and subject to relevant tax regulations, our company will claim the benefit of all tax deductions resulting from awards granted to employees of either Cabot Corporation or our company under our 2000 Equity Incentive Plan. We also are responsible for collecting and remitting all required taxes and paying all employer taxes related to these awards.

     Cabot Corporation is responsible for collecting and remitting all required taxes and paying all employer taxes related to the vesting of Cabot Corporation restricted stock awards granted to our employees. Our company is entitled to the benefit of all tax deductions and will reimburse Cabot Corporation for all employer taxes related to Cabot Corporation restricted stock awards to our employees.

     Cabot Corporation will receive the benefit of all tax deductions and is responsible for all employment taxes resulting from the vesting of restricted shares of our common stock received by employees of Cabot Corporation in the spin-off as a result of their holding restricted Cabot Corporation stock.

Employee Matters Agreement

     We entered into an employee matters agreement with Cabot Corporation under which we are, with certain exceptions, solely responsible for the compensation and benefits of our employees who are former employees of Cabot Corporation. The principal exception is the retirement benefits for employees of our company. Cabot Corporation's tax-qualified retirement plans retain all assets and liabilities relating to our employees who are former employees of Cabot Corporation (subject to any distributions from the plans that are required or permitted by the plans and applicable law). Under the agreement, equity awards granted to our employees under Cabot Corporation's equity incentive plans could be converted into equity awards of our company at the time of the spin-off. All 43 of our employees who were eligible to exercise these conversion rights did so, and converted options to purchase an aggregate 78,665 shares of Cabot Corporation common stock into options to purchase an aggregate 51,926 shares of our common stock. These options were exchanged while maintaining the same intrinsic value as required by FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB 25."

Guarantee of Employee Loans

     As of September 29, 2000, Cabot Corporation fully vested the restricted shares of Cabot Corporation common stock awarded under the Cabot Corporation Long Term Incentive Program to our employees who are former employees of Cabot Corporation. As a result of this vesting, all employee loans associated with the restricted stock came due. Cabot Corporation agreed to extend the maturity date of the loans to December 29, 2000, in consideration for our guaranteeing the repayment of the loans. We guaranteed employee loan obligations totaling $1,235,000 at an interest rate of 6.0% per annum. All of these the loans were repaid and our company was not required to make any payments to Cabot Corporation under our guarantee.

Extension of Management Services Agreement

     We entered into a management services agreement with Cabot Corporation under which Cabot Corporation provided certain administrative and corporate support services to us on an interim or transitional basis until the spin-off. Cabot Corporation charged us approximately $5,728,000 for all costs incurred to provide these services during fiscal 2000. The term of this agreement subsequently was extended until March 30, 2001 for certain safety, health, and environmental, and information technology services provided under the original management services agreement. Cabot Corporation will be entitled to charge a reasonable profit for any information technology services performed after March 30, 2001.

Initial Public Offering and Distribution Agreement

     We entered into an initial public offering and distribution agreement with Cabot Corporation governing our respective rights and duties with respect to the IPO and the spin-off. Because Cabot Corporation continued to own a significant portion of our common stock following our IPO, it continued to include us as a subsidiary for various financial reporting, accounting and other purposes. Therefore, we agreed to certain covenants in the initial public offering and distribution agreement, which were binding on us as long as Cabot Corporation owned at least 50% of our outstanding common stock. We agreed, among other things, that:

- we would not incur or assume any indebtedness in excess of an aggregate of $50.5 million outstanding at any time;

- we would not prevent Cabot Corporation from disposing of shares of our common stock or limit Cabot Corporation's rights as our stockholder (unless the restrictions applied to our stockholders generally);

- we would not amend our stockholder rights plan to alter Cabot Corporation's rights in certain ways;

- we would not issue equity securities which would result in Cabot Corporation owning less than 80.5% of our common stock; and

- we would provide financial information regarding our company to Cabot Corporation, consult with Cabot Corporation regarding our earnings releases and cooperate fully with Cabot Corporation in connection with its public filings.

     All of these covenants terminated upon Cabot Corporation's completion of the spin-off.

     We generally agreed to indemnify Cabot Corporation and its affiliates against all liabilities arising out of any breach by us or our affiliates of any of the provisions of the initial public offering and distribution agreement, any incorrect or incomplete financial information provided by us or our affiliates to Cabot Corporation as required by the initial public offering and distribution agreement, and any material untrue statements or omissions in the prospectus relating to our IPO and the related registration statement and in any and all documents filed with the Securities and Exchange Commission in connection with the spin-off.

     Cabot Corporation agreed to indemnify us and our affiliates against all liabilities arising out of any breach by Cabot Corporation or its affiliates of any of the provisions of the initial public offering and distribution agreement, any incorrect or incomplete financial information provided by Cabot Corporation or its affiliates to us as required by the initial public offering and distribution agreement, and any material untrue statements or omissions regarding Cabot Corporation in the prospectus relating to our IPO and the related registration statement and in any and all documents filed with the Securities and Exchange Commission in connection with the spin-off.

     We agreed to pay the costs and expenses incurred in connection with our separation from Cabot Corporation and our IPO, including the costs and expenses of financial, legal, accounting and other advisers. During fiscal 2000, we paid approximately $2.8 million of such costs and expenses. Cabot Corporation agreed to pay the costs and expenses incurred in connection with the spin-off, including the costs and expenses of financial, legal, accounting and other advisers.

Registration Rights Agreement

     Although Cabot Corporation had announced prior to our IPO its plans to complete the spin-off within six to twelve months after the date of a private letter ruling from the IRS confirming that the spin-off would be tax-free to Cabot Corporation, there was no assurance that the spin-off would occur within this time frame or at all. If it had not completed the spin-off, Cabot Corporation would not have been able to freely sell all of our shares that it owned without registration under the Securities Act of 1933. Therefore, we entered into a registration rights agreement with Cabot Corporation to provide it with registration rights relating to the shares of our common stock which it held. These registration rights generally would have become effective at such time as Cabot Corporation informed us that it no longer intended to proceed with or complete the spin-off. In that event, Cabot Corporation would have been able to require us to register under the Securities Act all or any portion of our shares covered by the registration rights agreement. In addition, the registration rights agreement provided for various piggyback registration rights for Cabot Corporation. The registration rights under the registration rights agreement remained in effect with respect to the shares covered by the agreement until Cabot Corporation completed the spin-off.

Option Grants to Cabot Corporation Employees

     In connection with our IPO, we granted options to purchase 377,070 shares of our common stock under our 2000 Equity Incentive Plan at an exercise price of $20 per share (the IPO price) to employees of Cabot Corporation in their capacity as Cabot Corporation employees. These options fully vested upon their grant and expire five years from the date of grant.

Corporate Opportunities

     Our certificate of incorporation provides that we and Cabot Corporation and our respective subsidiaries may engage in the same or similar business activities and lines of business and have an interest in the same areas of corporate opportunities, and that we and Cabot Corporation will continue to have contractual and business relations with each other. Except as Cabot Corporation may otherwise agree in writing, Cabot Corporation has the right to engage in the same or similar business activities or lines of business as us; do business with any of our potential or actual customers or suppliers; and employ or otherwise engage, or solicit for such purpose, any of our officers, directors or employees. Neither Cabot Corporation nor any officer, employee or director of Cabot Corporation will be liable to us or our stockholders for breach of any fiduciary or other duty by reason of these permitted activities.

     Our certificate of incorporation also contains provisions that allocate potential transactions and matters that may be corporate opportunities for both us and Cabot Corporation between our company and Cabot Corporation. The corporate opportunity provisions in our certificate of incorporation expired on the completion of the spin-off when Cabot Corporation ceased to beneficially own common stock representing at least 20% of the combined voting power of outstanding shares of our common stock.

Rights Plan

     During fiscal 2000, our board of directors adopted a rights plan. Our rights plan is designed to make it more costly and thus more difficult to gain control of our company without the consent of our board of directors. Under the rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of our common stock. These rights generally become exercisable following a public announcement that, without the prior consent of our board of directors, a person or group (known as an "acquiring person") acquired 15% or more of the voting power of our common stock or the commencement of a tender offer or exchange offer that could result in any person or group becoming an acquiring person. If the rights become exercisable, they would entitle the holders (other than an acquiring person) to purchase from us or from any company that acquires us securities with a value equal to two times the exercise price of the rights. Certain persons, including Cabot Corporation and its subsidiaries (until September 29, 2000 when they ceased to own at least 50% of our outstanding equity securities), members of the Godfrey L. Cabot family and various trusts, estates, corporations and other entities established for the benefit of or directly or indirectly owned by the members of the Godfrey L. Cabot family, are considered "grandfathered persons" under the rights plan and are generally excluded from the definition of acquiring person.

Indemnification

     Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our by-laws and agree to maintain directors' and officers' liability insurance on their behalf.

                               PERFORMANCE GRAPH

     The following graph illustrates the cumulative total stockholder return of our common stock during the period from our IPO through September 30, 2000 and compares it with the cumulative total return on the NASDAQ Stock Market Index and the Chase H & Q Semiconductors Index. The comparison assumes $100 was invested on April 4, 2000 (the date of our IPO) in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG CABOT MICROELECTRONICS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE CHASE H & Q SEMICONDUCTOR INDEX

                                  PERFORMANCE GRAPH

                                                              CUMULATIVE TOTAL RETURN
                                     -------------------------------------------------------------------------
                                     4/4/00     4/30/00    5/31/00    6/30/00    7/31/00    8/31/00    9/30/00
                                     ------     -------    -------    -------    -------    -------    -------
Cabot Microelectronics
  Corporation....................    $100.00    $162.50    $163.75    $228.75    $235.00    $291.88    $240.00
NASDAQ Stock Market (U.S.).......     100.00      92.72      81.53      95.83      90.65     101.35      88.24
Chase H & Q Semiconductors.......     100.00      99.55      88.83      97.89      86.17     102.08      79.26

-------------------------
* $100 invested on April 4, 2000 in stock or in index including reinvestment of dividends. Fiscal year ended September 30.

          APPROVAL OF AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

     Prior to our IPO, our board of directors and the compensation committee of Cabot Corporation adopted the Cabot Microelectronics Corporation 2000 Equity Incentive Plan, and Cabot Corporation (as our sole stockholder before our IPO) approved that plan. Subsequently, our board of directors amended the plan to place certain additional restrictions on recipients of awards under the plan relating to the effect of employment termination and employee conduct on plan awards. These amendments did not require the approval of our stockholders. Our board of directors has approved an amendment and restatement of the plan to increase the number of shares of our common stock reserved for issuance under the plan from 3,500,000 shares to 6,500,000 shares and directed that the amended and restated plan be submitted to stockholders at this time. The amended and restated plan is attached to this Proxy Statement as Appendix B and is sometimes referred to below as the "Plan." We are submitting the Plan to our stockholders for their approval for two reasons in particular:

- to ensure that the plan continues to satisfy the requirements set forth in
  Section 162(m) of the Internal Revenue Code of 1986, as amended, and the related regulations with respect to "qualified performance-based compensation," and

- to comply with the Plan, which, by its terms, requires such approval.

     As of January 22, 2001, options to purchase 1,357,236 shares of our common stock had been granted under the plan (of which options to purchase 14,104 shares had been forfeited and 150,658 shares had been returned to the plan due to the "cashless exercise" of options and therefore are available for future grants), and 12,500 shares of restricted stock had been awarded under the plan. Accordingly, an aggregate 1,215,808 shares are subject to outstanding options and restricted stock awards, and 2,280,026 shares remained available for future grants. As of January 22, 2001, the closing sale price of our common stock as reported on the Nasdaq National Market was $59.50 per share.

     The purposes of the Plan are to enhance our company's ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of our company; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the long-term interests of our company and its stockholders; and (d) reward individuals who have contributed to our company's success, in each case, through ownership of shares of our common stock.

     Our board and our compensation committee believe that the grant of equity incentives is an essential component of compensation and is standard and expected in our industry. They also believe that awards under the plan have played an important part in enabling the company to attract, retain and motivate employees in the extremely competitive, high growth industry in which we operate. As a result of our company's growth, the size of our worldwide employee workforce has increased approximately 43% since our IPO. The ability to continue to attract new employees and to retain current employees is a critical element in our strategy for future growth, and our ability to attract and retain qualified employees could be impeded if sufficient equity incentives are not available in the future for grant under the Plan. Furthermore, the ability to motivate and incent employees and senior management to take into account the long-term interests of our company and its stockholders is also essential to our future growth, and our ability to so motivate and incent our employees and senior management could be impeded if sufficient equity incentives are not available in the future.

     With these matters in mind, the board of directors and the compensation committee engaged an outside consultant to assist in an evaluation of the 2000 Equity Incentive Plan, in general, and the adequacy of the number of shares available under the plan (prior to the proposed amendment and restatement), in particular. The consultant conducted a full study of the 2000 Equity Incentive Plan and a comparative analysis of similar plans of peer companies in our industry. The consultant also evaluated the adequacy of the number of equity awards available under the 2000 Equity Incentive Plan to our senior managers and other employees in light of our goals for attracting, retaining, rewarding and incenting our employees as described above. Based in significant part on the consultant's conclusions and advice, our board of directors believes that, while the number of shares available under the plan (prior to the proposed amendment and restatement) will be sufficient during the next twelve months, additional shares will be required soon thereafter to enable the company to continue realizing the plan's intended benefits. Accordingly, our board of directors recommends that stockholders approve the Amended and Restated 2000 Equity Incentive Plan.

     The following description of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan.

     GENERAL; SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The Plan enables us to make awards of options and restricted stock to eligible employees, directors, consultants and advisers of our company and our affiliates. We believe that the Plan provides us with flexibility in designing and providing incentive compensation to Plan participants. Subject to adjustment for stock splits and similar events, the maximum number of shares of common stock that currently may be issued under the plan (prior to the proposed amendment and restatement) is 3,500,000 shares. This number does not include shares which will become available under the Plan because of events such as forfeitures and "cashless exercises" of options.

     ADMINISTRATION; ELIGIBLE GRANTEES. The compensation committee of the board of directors administers the Plan and has the sole discretion to construe and interpret the Plan and any awards made under the Plan. These interpretations are binding on our company and on the Plan participants. The compensation committee also determines the Plan participants who will receive awards, the number of shares subject to such awards and the terms and conditions of each such award. It may make any amendment or modification to any award agreement consistent with the terms of the Plan. The compensation committee currently consists of four members of our board of directors who are not employees of our company. Officers and other key employees as well as our directors, advisors and consultants are eligible to receive awards under the Plan, but no participant may receive awards under the Plan in any calendar year covering more than 300,000 shares of common stock. In addition, the compensation committee may grant substitute awards of "incentive stock options" or "ISOs" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that are not intended to qualify under Section 422 of the Code ("NSOs") or shares of our restricted stock to persons who become our employees in connection with business acquisitions. These substitute awards would replace equity incentives held by these persons in the acquired entity or the selling business. We estimate that approximately 400 persons are currently eligible to receive awards under the Plan.

     AWARDS. Under the Plan, we are permitted to make awards in the form of ISOs, NSOs and shares of restricted common stock.

          STOCK OPTIONS. The compensation committee may grant stock options under the Plan. Stock options enable the holder of the option to purchase shares of our common stock at a price specified by the compensation committee at the time the award is made. The Plan permits the granting of stock options that qualify as ISOs under Section 422 of the Code as well as NSOs. The compensation committee may grant ISOs to purchase up to 1,750,000 shares of our common stock under the Plan. The compensation committee determines the exercise price of all stock options which, as a general rule, may not be less than the fair market value of a share of common stock at the time of grant. The compensation committee also determines when an option may be exercised and its term, which may not exceed ten years.

          RESTRICTED STOCK. The compensation committee also may award up to 875,000 shares of restricted stock under the Plan. In general, an award of restricted stock entitles the recipient to shares of common stock, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the restricted stock as a condition to the grant of the restricted stock. Restrictions on restricted stock lapse as specified by the compensation committee at the time of grant. Until the restrictions lapse, shares of restricted stock are non-transferable. Recipients of restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or to other restrictions and conditions specifically set forth in the award agreement.

     EFFECT OF TERMINATION OF EMPLOYMENT. As a general rule, a termination of a Plan participant's employment will result in the forfeiture of unvested options and restricted stock, although the compensation committee may depart from this general rule by providing otherwise in individual award agreements or by amending existing award agreements. In particular, the compensation committee has substantial discretion to address the effect of employment termination upon the vesting of both stock options (and the period during which they may be exercised) and restricted stock. Generally, under policies established by the compensation committee, in the event of the death or disability of a Plan participant, we will permit the Plan participant or his or her heirs up to three years (one year in the case of ISOs) to exercise vested options following such death or disability, but in any event such exercise must be made before the fifth anniversary of the grant date of the award. The compensation committee may terminate and recover any Plan award if either (1) a Plan participant engages in conduct which constitutes "Cause" or other circumstances (as defined in the Plan) for award termination or
(2) the company terminates the Plan participant's employment for "Cause." In the case of any such award termination or recovery, the Plan participant is required to disgorge his or her gains on the sale of any common stock he or she received as a result of a Plan award. If a Plan participant resigns as an employee of our company, we will generally permit such participant one month to exercise vested options following the date of resignation, but in any event such exercise must be made before the fifth anniversary of the grant date of the award.

     ADJUSTMENTS FOR CHANGES IN CAPITALIZATION; CHANGE IN CONTROL. The compensation committee may make appropriate adjustments to the number of shares of our common stock that may be delivered under the Plan and to outstanding awards to reflect stock dividends, stock splits, and similar changes in our capitalization. When granting awards under the Plan, the compensation committee may provide for the accelerated vesting of options, and for the immediate lapsing of restrictions on restricted stock in the event of a "Change in Control." The term "Change in Control" is defined in the Plan, and includes:

- the occurrence of a person or entity becoming a beneficial owner of 30% or more of the voting power of our common stock;

- the merger of our company with another company (except where our stockholders would hold at least 60% of the voting power of our common stock after such merger);

- certain significant changes to the composition of our board of directors; and

- the liquidation of our company.

     AMENDMENT AND TERMINATION. The compensation committee may at any time discontinue granting awards under the Plan. Our board of directors may at any time amend the Plan or terminate the Plan as to any further grants of awards. However, none of these actions may, without the approval of our stockholders, increase the maximum number of shares of common stock available under the Plan, extend the time within which awards may be granted, or amend the provisions of the Plan relating to amendments, nor may any of these actions adversely affect the rights of a holder of any previously granted award.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

          ISOS. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received on the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder's income in computing alternative minimum taxable income. If an option holder does not dispose of such shares of common stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later (a "disqualifying disposition"), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, our company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

          If an option holder makes a disqualifying disposition, he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the option shares on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of the option shares minus the exercise price. In such event, our company will be entitled to a deduction in an amount equal to the ordinary income realized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss if such shares constitute capital assets in his or her hands. The gain or loss will be measured by the difference between the fair market value of the option shares on the date of exercise of the ISO and the sales price of the shares.

          NSOS. No income is realized by an option holder upon the grant of an NSO. Upon the exercise of an NSO, however, the amount by which the fair market value of the option shares on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and our company will be entitled to a deduction in an equal amount. Upon subsequent sales of the option shares, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an option holder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of his or her exercise of the option.

          RESTRICTED STOCK. Generally, no income is realized when a Plan participant is granted restricted stock until the restrictions imposed lapse and the stock becomes transferable. However, if the plan participant makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant, any future appreciation (or depreciation) in the value of the stock subject to the grant will be taxed as capital gain (or loss) at the time the stock is sold.

          SECTION 162(M). Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that we pay to our chief executive officer and to our four most highly compensated officers (other than the chief executive officer) as determined at the end of our taxable year. Section 162(m) and its regulations provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the regulations. The Plan generally is intended to satisfy the requirements set forth in the regulations with respect to "qualified performance-based compensation" with respect to options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of our common stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of our common stock on the date of grant, the compensatory element of such NSO (i.e., the excess of the such fair market value over the exercise price) will not constitute "qualified performance-based compensation."

     MISCELLANEOUS. The Plan is not qualified under Section 401 of the Code. In addition, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     If the Plan is not approved by our stockholders, we will continue to administer and maintain the 2000 Equity Incentive Plan in its current form (without giving effect to the proposed amendment which would have increased the number of shares issuable under the plan). Also, if the Plan is not approved certain compensation that would have constituted "qualified performance-based compensation," and would therefore have been deductible to the company regardless of the $1,000,000 limitation of Section 162(m), could become nondeductible to the company if the compensation paid to our chief executive officer and to our four most highly compensated officers exceeds the $1,000,000 limitation. Although under the Section 162 regulations, any otherwise "qualified performance-based compensation" granted under the 2000 Equity Incentive Plan in its current form (without giving effect to the proposed amendment which would have increased the number of shares issuable under the plan) will continue to be deductible by the company until next year's annual meeting, the company will not be able to deduct such compensation paid in any future fiscal year unless the plan, either in its current form (without giving effect to the proposed amendment) or an amended form, is ultimately approved by our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN.

                                    AUDITORS

     Our company has engaged PricewaterhouseCoopers LLP to audit the company's financial statements for fiscal 2000. PricewaterhouseCoopers LLP audited Cabot Corporation's combined financial statements for fiscal 1999, and the decision by our company to retain PricewaterhouseCoopers LLP after the spin-off was approved by the audit committee and our board of directors.

     A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, where he or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

                      2002 ANNUAL MEETING OF STOCKHOLDERS

     The 2002 annual meeting of stockholders is presently scheduled to be held on March 12, 2002. Our by-laws require advance notice of the nomination, other than by or at the direction of our board of directors, of candidates for election as directors, as well as for other stockholder proposals, to be considered at annual meetings of stockholders. Any proposals of stockholders intended to be personally presented at the 2002 annual meeting must be received by the Secretary of our company for inclusion in our proxy statement and form of proxy no earlier than Monday, October 15, 2001 and no later than Tuesday, November 13, 2001. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

                  VOTING THROUGH THE INTERNET OR BY TELEPHONE

     Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Those of our stockholders with shares registered directly with Boston Equiserve, the company's transfer agent, may vote telephonically by calling Boston Equiserve at (877) 779-8683, or may vote through the Internet at the following address on the World Wide Web:

     www.eproxyvote.com/ccmp

[CABOT MICROELECTRONICS LOGO]

                                                                      APPENDIX A
                                                         AUDIT COMMITTEE CHARTER

                       CABOT MICROELECTRONICS CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Cabot Microelectronics Corporation (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

     In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the outside auditor.

MEMBERSHIP

     The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting.

     3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's management, representatives of the outside auditor, the senior internal audit manager and other personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES

     Outside Auditor

     6. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor. At the election of the Committee or to the extent required by Nasdaq or the SEC, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders.

     7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

     8. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     Annual Audit

     9. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     10. The Committee shall review and discuss the audited financial statements with the management of the Company.

     11. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements;
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     12. The Committee shall, based on the review and discussions in paragraphs 10 and 11 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

     Quarterly Review

     13. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

     Internal Controls

     14. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     15. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

     Internal Audit

     16. The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Company's internal audit function and the qualification of the primary personnel performing such function.

     17. Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.

     18. The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal audit manager.

     19. The senior audit manager shall be granted unfettered access to the Committee.

     Other Responsibilities

     20. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     21. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     22. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                                                      APPENDIX B
                             2000 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

                             CABOT MICROELECTRONICS

                                  CORPORATION

                           2000 EQUITY INCENTIVE PLAN

                            AS AMENDED AND RESTATED

                                 MARCH 13, 2001

                       CABOT MICROELECTRONICS CORPORATION
                AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

1. PURPOSE

     The purpose of this amended and restated 2000 Equity Incentive Plan (the "Plan") is to advance the interests of Cabot Microelectronics Corporation (the "Company") and its stockholders by enhancing the Company's ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the long-term interests of the Company and its stockholders; and (d) reward individuals who have contributed to the Company's success (including the success of the Company's initial public offering), in the case of each of (a) through (d), through ownership of shares of the Company's common stock, par value $.001 per share ("Stock").

2. ADMINISTRATION

     (a) Prior to the "IPO Effective Date" (as defined in the Master Separation Agreement, dated March 28, 2000, to which the Company is a party (the "Master Separation Agreement")), the Plan shall be administered by the Board of Directors of Cabot Corporation and the Board of Directors of the Company, or either of them, and, from and after the IPO Effective Date, the Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") of the Company (the entity that administers the Plan, the "Committee"). The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one member, a quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one director of the Company and may consist of the entire Board; provided, however, that, from and after the IPO Effective Date, (i) if the Committee consists of less than the entire Board, then, with respect to any Committee action relating to an Employee who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Committee shall consist of at least two directors of the Company, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3(b)(3) promulgated thereunder, and (ii) to the extent necessary for any Award intended to qualify as "qualified performance-based compensation" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to so qualify, each member of the Committee shall be an "outside director" (as defined in Section 162(m) and the regulations promulgated thereunder). For purposes of the preceding sentence, if one or more members of the Committee is neither a Non-Employee Director nor an outside director and is recused or abstains from voting with respect to an action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who are not so recused and who have not abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

     (b) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

     (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

        (i) to determine the Employees to whom Awards shall be granted under the Plan and the number of shares of Stock subject to such Awards; to prescribe the terms and conditions (which need not be identical) of each such Award; and to make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

        (ii) to construe and interpret the Plan and the Awards granted hereunder; to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable; to interpret the Plan and applicable Award Agreements so that the Plan and its operation complies with Section 16 of the 1934 Act, Sections 162(m) and 422 of the Code and other applicable law; and otherwise to give full effect to the Plan;

        (iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

        (iv) generally, to exercise such powers and to perform such acts as are deemed by it necessary or advisable to promote the best interests of the Company with respect to the Plan.

     All decisions and determinations of the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company, its affiliates, all Employees and all other persons claiming any interest herein.

3. EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is adopted by the Board, subject to the approval of Cabot Corporation as the sole stockholder of the Company. No Award may be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 8.6, and subject to the next following sentence and Section 6.3(a), the maximum number of shares of Stock that may be delivered under the Plan will be (a) 6,500,000 shares of Stock; plus
(b) any shares of Stock subject to Awards granted under the Plan and thereafter forfeited; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Stock under the Plan; plus (d) any shares of Stock surrendered to the Company in payment of the exercise price of Options issued under the Plan. However, in no event shall the Company issue ISOs (as defined in Section 6.2(a)) under the Plan covering more than 1,750,000 shares of Stock.

     Stock delivered under the Plan may be either from authorized but unissued Stock, from treasury shares or from shares of Stock purchased in open-market transactions and private sales.

5. ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan will be employees, directors, consultants and advisors of the Company or any of its affiliates ("Employees") who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its subsidiaries. An "affiliate" for purposes of the Plan is an entity that controls, is controlled by or is under common control with, the Company. A "subsidiary" for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the Employees who are to be granted Awards ("Participants"), but no Participant shall receive Awards under the Plan covering more than 300,000 shares of Stock (subject to adjustment as provided in Section 8.6) in any calendar year.

6. TYPES OF AWARDS

  6.1. RESTRICTED STOCK.

     (a) Nature of Restricted Stock Award. An Award of Restricted Stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (d) below ("Restricted Stock"). The Committee may require, as a condition to an Award of Restricted Stock, that an Employee deliver to the Company a purchase price in any amount set by the Committee for such Restricted Stock. In no event shall the Company issue more than 875,000 shares of Restricted Stock under the Plan.

     (b) Payment for Restricted Stock. In the discretion of the Committee, an Award Agreement evidencing an Award of Restricted Stock may permit the Participant to pay some or all of the purchase price thereof, or to meet any Withholding Requirements to be met by the Participant in connection therewith, in the form of a note from the Participant on such terms as the Committee shall determine. Such terms may include forgiveness of all or a portion of any such note upon such conditions as the Committee may specify.

     (c) Rights as a Stockholder. A Participant who receives an Award of Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Committee in the Award Agreement at the time of grant.

     (d) Restrictions. The restrictions on each grant of Restricted Stock will lapse at such time or times, and on such terms and conditions (including obtaining pre-established performance goals), as the Committee may specify. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except that Restricted Stock may be pledged as security for the purchase price thereof, or for loans used to fund any or all of the purchase price thereof or Withholding Requirements met in connection with the purchase thereof. If the Participant ceases to be an Employee before such restrictions have lapsed, the Company shall have the right to repurchase the Restricted Stock for the amount of any consideration (excluding services) it received for the Restricted Stock plus, if the Committee shall so determine, an amount equal to the Withholding Requirements met by the Participant in connection with the sale of the Stock, or for such other consideration as the Committee shall determine, including for no consideration if no consideration other than services was paid for such Restricted Stock. The Committee shall not accelerate the time at which the restrictions on all or any part of a grant of Restricted Stock will lapse, except as the Committee may determine to be appropriate in connection with a Participant's termination as an Employee.

     (e) Section 83(b) Election. Under Section 83 of the Code, the difference between the purchase price paid for the Stock and its Fair Market Value (as defined in Section 6.2(b)) on the date any restrictions applicable to such shares lapse will be reportable as ordinary income at that time. A Participant may elect to be taxed at the time the shares of Stock are acquired hereunder to the extent the Fair Market Value of the Stock differs from the purchase price rather than when and as such Stock ceases to be subject to restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty
(30) days after the grant date. If the Fair Market Value of the Stock at the grant date equals the purchase price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is available from the Company. The failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant (in the event the Fair Market Value of the Stock increases after the grant date) as the restrictions lapse. IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b). A PARTICIPANT MUST RELY SOLELY ON THE PARTICIPANT'S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

  6.2. OPTIONS.

     (a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase shares of Stock at a specified exercise price. Both incentive stock options (as defined in Section 422 of the Code) ("ISOs") and Options that are not ISOs may be granted under the Plan.

     (b) Exercise Price. The exercise price of an Option shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of an ISO shall not be less than the Fair Market Value of a share of the Stock on the date the ISO is granted (110% of the Fair Market Value of a share of Stock on the date of grant in the case of an ISO granted to an Employee who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary (such person, a "Ten Percent Shareholder")). For purposes of this Plan, "Fair Market Value" on any date means the closing sales price of the Stock on such date on the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an ISO, in accordance with Section 422 of the Code; provided that the "Fair Market Value" of any Option granted prior to the IPO Effective Date shall be the initial public offering price of the Stock.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted (five years in the case of an ISO granted to a Ten Percent Shareholder), or such earlier date as may have been specified by the Committee in the Award Agreement at the time the Option was granted.

     (d) Exercise of Options. An Option will become exercisable at such time or times, and on such terms and conditions (including obtaining pre-established performance goals), as the Committee may specify in the Award Agreement for such Option. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

     Subject to the next following sentence, any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full for the number of shares for which the Option is exercised. The exercise price for any Stock purchased pursuant to the exercise of an Option may, if permitted under the Award Agreement applicable to the Option, be paid in the following forms: (a) cash; (b) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Participant for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; or (c) a combination thereof. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

     (e) Exercise Limit. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of shares of Stock with respect to which ISOs granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its subsidiaries (in either case determined without regard to this Section 6.2(e)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as Options which are not ISOs. In applying the limitation in the preceding sentence in the case of multiple Options, Options which are intended to be ISOs shall be treated as Options which are not ISOs according to the order in which they were granted, such that the most recently granted Options are first treated as Options which are not ISOs.

  6.3. SUBSTITUTE AWARDS.

     (a) The Committee may grant Awards to Employees who hold outstanding awards of stock options and restricted stock granted under the equity incentive awards of Cabot Corporation (the "Cabot Awards"), in cancellation of the Cabot Awards. It is intended that such Awards shall preserve for the Participants the economic values of the equity incentives for which such Awards are substituted and shall be subject to substantially similar terms of conditions as the Cabot Awards (but any such Awards shall reflect the performance of the Stock and not the performance of Cabot common stock), in each case as determined by the Committee in its sole discretion. Any cancellation of a Cabot Award pursuant to this
Section 6.3(a) shall be subject to the terms of such Cabot Award.

     (b) In connection with any acquisition by the Company or any of its subsidiaries, the Committee may grant Awards to persons who became Employees in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as it, in its sole discretion, deems appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes (as determined by the Committee in its sole discretion) or otherwise to provide such incentives as the Committee may determine are appropriate.

     (c) Unless required by applicable law, any substitute Awards granted pursuant to Section 6.3 shall not count toward the share limitations set forth in Section 4.

7. EVENTS AFFECTING OUTSTANDING AWARDS

  7.1. TERMINATION OF EMPLOYMENT.

     Unless otherwise set forth in an Award Agreement, an Award shall immediately terminate on the date a Participant ceases to be an Employee, and
(i) any Options held by a Participant shall not be exercisable and all rights of the Participant with respect thereto shall immediately terminate and (ii) any shares of Restricted Stock with respect to which the restrictions have not lapsed shall be immediately forfeited and must be transferred to the Company in accordance with Section 6.1.

  7.2 TERMINATION OF AWARD.

     The Company may terminate, cancel, rescind or recover an Award immediately under certain circumstances, including, but not limited to a Participant's:

     (a) actions constituting "Cause", which shall have the meaning provided under an employment agreement between a Participant and the Company, or if there is no such meaning provided under such agreement or no such agreement, shall include, but not be limited to, the: (i) conviction of or entering a guilty plea with respect to a crime, whether or not connected with the Company; (ii) commission of any act of fraud with respect to the Company; (iii) theft, embezzlement or misappropriation of any property of the Company; (iv) excessive absenteeism (other than as resulting from Disability); (v) failure to observe or comply with any Company work rules, policies, procedures, guidelines or standards of conduct which the Company has adopted for the regulation of the general conduct of its employees, as generally known to the employees of the Company or evidenced by the terms of any employee handbook, written memorandums or written policy statements; (vi) continued willful refusal to carry out and perform the material duties and responsibilities of a Participant's position, excluding nonperformance resulting from Disability; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company, (in each case as determined in good faith by the Company.);

     (b) rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or the termination of Participant's employment with the Company;

     (c) unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

     (d) failure to comply with the Company's policies regarding the identification, disclosure and protection of intellectual property; or

     (e) violation of the Proprietary Rights Agreement/Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees signed by the Participant.

     The existence of any such circumstances shall be determined in good faith by the Company.

     In the event of any termination, cancellation, recision or revocation, the Participant shall return to the Company any Stock received pursuant to an Award, or pay to the Company the amount of any gain realized on the sale of any such Stock, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company. To the extent applicable, the Company will refund to the Participant any amount paid for such Stock, including Withholding Requirements.

  7.3 CHANGE IN CONTROL.

     The Committee shall have the discretion to provide in applicable Award Agreements that, in the event of a "Change in Control" (as defined in Appendix
A) of the Company, the following provisions will apply:

          (a) Each outstanding Option (or such lesser portion of each Option as is set forth in an applicable Award Agreement) will immediately become exercisable in full.

          (b) Each outstanding share of Restricted Stock (or such lesser number of shares as is set forth in an applicable Award Agreement) will immediately become free of the restrictions.

          (c) In the event of a Change in Control which is a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company's assets (a "Covered Transaction"), for the termination of all outstanding Options as of the effective date of the Covered Transaction, subject to the following: If the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

8. GENERAL PROVISIONS

  8.1. DOCUMENTATION OF AWARDS.

     Awards will be evidenced by written instruments prescribed by the Committee from time to time (each such instrument, an "Award Agreement"). Award Agreements may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, acceptance of which will evidence agreement to the terms thereof and hereof.

  8.2. RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder, and the Participant will obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide in an Award Agreement that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

8.3 CONDITIONS ON DELIVERY OF STOCK.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

  8.4. TAX WITHHOLDING.

     The Company will withhold from any payment made pursuant to an Award an amount as may be necessary sufficient to satisfy all minimum federal, state and local withholding tax requirements (the "Withholding Requirements").

     The Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that any such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the Withholding Requirements.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for Withholding Requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition of Stock received upon exercise of the ISO, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the Withholding Requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

  8.5. NONTRANSFERABILITY OF AWARDS.

     No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Participant only by such Participant or such Participant's executor or administrator or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution (such person, the Participant's "Legal Representative"). Notwithstanding the foregoing sentence, the Committee may set forth in an Award Agreement evidencing an Option (other than an ISO), that the Option may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, such a transferee of an Option shall be deemed to be the Participant. For this purpose, "immediate family" shall refer only to the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

  8.6. ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares of stock, other securities or other property of the Company, an affiliate or another legal entity, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, an affiliate or another entity, the Committee shall make appropriate adjustments to the maximum number and kind of shares of stock or other equity interest as to which Awards may be granted under the Plan and the number and kind of shares of stock or other equity interest with respect to which Awards have been granted under the Plan, the exercise prices for such shares or other equity interest subject to Options and any other economic terms of Awards granted under the Plan; and provided, that, in the event of a merger of the Company with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) shall be conclusively deemed to be appropriate for purposes of this Section 8.6. The Committee's adjustment shall be final and binding for all purposes of the Plan and each Award Agreement entered into under the Plan. Unless the Committee otherwise determines, no adjustment provided for in this Section 8.6 shall require the Company to issue a fractional share, and, in such event, with respect to each Award Agreement the total adjustment as to the number of shares for which Awards have been granted shall be effected by rounding down to the nearest whole number of shares.

  8.7. EMPLOYMENT RIGHTS.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or affiliate to terminate an employment relationship at any time.

  8.8. PAYMENT FOR STOCK; LOANS.

     Stock awarded under this Plan as Restricted Stock or received upon exercise of an Option may be paid for with such legal consideration as the Committee may determine. If and to the extent authorized by the Committee, the Company may permit Participants to pay for Stock with promissory notes, and may make loans to Participants of all or a portion of any Withholding Requirements to be met in connection with the grant, exercise or vesting of any Award. Any such extensions of credit may be secured by Stock or other collateral, or may be made on an unsecured basis, as the Committee may determine.

9. DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend the Plan and, with the consent of the holder thereof, any outstanding Award. The Committee may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, or (c) amend the provisions of this Section 9, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

                                          CABOT MICROELECTRONICS
                                          CORPORATION

                                          By:
                                            ------------------------------------
                                            Matthew Neville

                    APPENDIX A TO AMENDED AND RESTATED 2000
                             EQUITY INCENTIVE PLAN

     A "Change in Control" shall be deemed to have occurred if, following the "Distribution" (as defined in the Master Separation Agreement):

     (a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

     (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

     (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SKU 1995-PS.01

                                   DETACH HERE

                                      PROXY

                       CABOT MICROELECTRONICS CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 13, 2001
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of the CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby appoints Matthew Neville and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 13, 2001 at 1:00 p.m. local time at The University of Chicago Graduate School of Business, Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers of said proxies hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.

If the undersigned stockholder was or is employed by Cabot Corporation and holds shares of Company common stock through participation in the Cabot Corporation Retirement Income Savings Plan, this card also constitutes voting instructions to the plan trustee for shares in that Plan. You may direct the plan trustee how to vote your shares as you indicate on this card. If you fail to give voting instructions to the plan trustee, your shares will be voted by the plan trustee in the same proportion as shares held by the plan trustee for which valid voting instructions have been received.

IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS AND ANY OTHER MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

 --------------                                                   -------------
|  SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|      SIDE    |                                                 |     SIDE    |
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

     -----------------                                      ----------------
     VOTE BY TELEPHONE                                      VOTE BY INTERNET
     -----------------                                      ----------------

     It's fast, convenient, and immediate!                  It's fast, convenient, and your vote is immediately
     Call Toll-Free on a Touch-Tone Phone                   confirmed and posted.
     1-877-PRX-VOTE (1-877-779-8683).

     --------------------------------------------------     --------------------------------------------------
     Follow these four easy steps:                          Follow these four easy steps:

     1. Read the accompanying Proxy Statement and           1. Read the accompanying Proxy Statement and
        Proxy Card.                                            Proxy Card.

     2. Call the toll-free number                           2. Go to the Website
        1-877-PRX-VOTE (1-877-779-8683).                       http://www.eproxyvote.com/ccmp

     3. Enter your 14-digit Voter Control Number            3. Enter your 14-digit Voter Control Number
        located on your Proxy Card above your name.            located on your Proxy Card above your name.

     4. Follow the recorded instructions.                   4. Follow the instructions provided.
     --------------------------------------------------     --------------------------------------------------

     YOUR VOTE IS IMPORTANT!                                YOUR VOTE IS IMPORTANT!
     Call 1-877-PRX-VOTE anytime!                           Go to http://www.eproxyvote.com/ccmp anytime!

                   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                   DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE


  Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under
  Proposal 1 and "FOR" the approval of our amended and restated 2000 Equity Incentive Plan under Proposal 2.
                                                                                                            FOR   AGAINST  ABSTAIN
  1. Approval of the election to the board of directors of       2. Approval of our amended and
     (01) Juan Enriquez-Cabot and (02) William P. Noglows           restated 2000 Equity Incentive Plan    [   ]   [   ]    [   ]
     for terms expiring in 2004.

      For Both                            Withhold
  (except as marked   [   ]        [   ]  Authority
   to the contrary)                       For Both
                                                                    The persons named in this proxy also may vote, in their
                                                                    discretion, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.
  [   ] ___________________________________________
  (Instruction: To withhold authority to vote for
  either nominee, write that nominee's name in the
  space provided above.)
                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              [   ]


                                                                 PLEASE COMPLETE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                                                                 ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES

                                                                 IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: __________________________  Date: ________________    Signature: __________________________  Date: ________________